Exhibit 1.1
ORANGE REIT, INC.
78 Okner Parkway
Livingston, NJ 07039
Common Shares
Agency Agreement

                                    , 2008

Orchard Securities, LLC
150 West Civic Center Drive, Suite 104
Salt Lake City, UT 84070
Dear Sirs:
     The purpose of this agreement (the “Agreement”) is to confirm the appointment of Orchard Securities, LLC, a Utah limited liability company (the “Exclusive Managing Agent”) by Orange REIT, Inc., a Maryland Corporation, (the “Company”) in connection with the Offering described herein on the above date (the “Engagement Date”) under the terms and conditions set forth herein. The Company and Exclusive Managing Agent desire to, and hereby do, agree as follows:
     The Company is a Maryland corporation that will elect to qualify as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the terms and conditions stated herein, the Company proposes to engage the Exclusive Managing Agent as its exclusive managing agent and principal distributor to solicit offers to buy and obtain purchasers for shares of common stock, $.01 par value, of the Company (the “Shares”) in a “best efforts” public offering for a minimum of $2,500,000 up to a maximum of $300,000,004.50 worth of Shares (the “Offering”). The Exclusive Managing Agent, shall coordinate the activities of the Selected Dealers (as defined below) with regard to investor participation in the Offering. The Shares will be registered for sale to the public under the Securities Act of 1933, as amended (the “Act”), and the regulations promulgated thereunder by the Securities and Exchange Commission (the “Commission”), on SEC Form S-11, but will not be listed for post-issuance trading on any exchange or included for quotation on any of the Nasdaq markets. The net proceeds of the Offering will be employed by the Company as described in the Prospectus (as defined below) primarily for the purposes of acquiring hotel properties, including extended-stay, limited service hotels and other hotels, and to repay funds loaned to the Company by Briad Development West LLC, an affiliate of Brad Honigfeld, the Chairman of the Board of the Company.

     By signature to this Agreement, the Company hereby engages the Exclusive Managing Agent for the Offering, to solicit offers to buy and obtain purchasers for the Shares on a “best efforts” basis and otherwise in accordance with and subject to the terms and conditions set forth in this Agreement, and the Exclusive Managing Agent agrees to be so engaged.
     1. Representations and Warranties.
     (a) The Company represents and warrants to, and agrees with, the Exclusive Managing Agent with effect from the Engagement Date, that:
     (i) The Company has heretofore filed with the Commission (File No. 333-131677) (1) a registration statement on Form S-11, and as a part thereof, a preliminary prospectus with respect to the registration of the Shares under the Act (the “Preliminary Prospectus”), (2) a Post-Effective Amendment No. 1 to such registration statement filed by the Company and declared effective by the Commission on December 3, 2007, a Post-Effective Amendment No. 2 to such registration statement filed by the Company and declared effective by the Commission on December 17, 2007, a Post-Effective Amendment No. 3 to such registration statement filed by the Company on February 7, 2008, and a Post-Effective Amendment No. 4 to such registration statement filed by the Company on June 25, 2008 (the registration statement, as so amended, being the “Registration Statement” and such Post-Effective Amendment No. 4 being “Amendment No. 4”), (3) as part of the Registration Statement pursuant to Rule 424(b) of the Act, a prospectus (the “Prospectus”). If the Company files a post-effective amendment to the Registration Statement after the Engagement Date, then the term “Registration Statement” shall refer to the Registration Statement as also amended by such post-effective amendment thereto and the term “Prospectus” shall refer to the amended prospectus then on file with the Commission. If the Prospectus, including any sticker supplement thereto not theretofore consolidated into a post-effective amendment to the registration statement, filed by the Company pursuant to either Rule 424(b) or (c) of the rules and regulations of the Commission under the Act (the “Regulations”), shall differ from the prospectus on file at the time the Registration Statement or any post-effective amendment thereto shall have become effective, the term “Prospectus” shall refer to the prospectus, including any such sticker supplement, filed pursuant to either Rule 424(b) or (c), as the case may be, from and after the date on which it shall have been filed. The Company will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus to which the Exclusive Managing Agent shall reasonably object in writing or which shall be reasonably disapproved by the Exclusive Managing Agent and its counsel.

     (ii) When the Registration Statement (including any exhibits thereto and the Prospectus contained therein) is declared effective by the Commission, the Registration Statement and the Prospectus and any amendments thereof and supplements or exhibits thereto will comply in all material respects with the applicable provisions of the Act, the Regulations and all other federal and state securities laws, rules and regulations, will not contain an untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading under the circumstances under which they were made. No representation and warranty is made in this subsection (ii), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Exclusive Managing Agent specifically for use therein.
     The parties acknowledge and agree that such information provided by or on behalf of the Exclusive Managing Agent consists solely of the section of the Prospectus captioned The Offering.
     (iii) The Shares to be issued and sold by the Company pursuant to this Agreement, when issued and delivered against payment therefor as provided herein, will be duly and validly authorized, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Shares contained in the Prospectus.
     (iv) As of the Engagement Date, the Company has no direct or indirect subsidiaries (each, a “Subsidiary” and together, the “Subsidiaries”), other than Orange Hospitality Properties, Inc., which as of such date has not been capitalized, has conducted no operations and has no liabilities.
     (v) The Company has the corporate power to enter into this Agreement, and the issuance and sale of the Shares by the Company and the performance of this Agreement and the Offering and the consummation by the Company of the Offering and the other transactions and actions contemplated herein will not result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or properties is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or Bylaws of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Act and under state securities or Blue Sky laws in connection with the distribution of the Shares by the Exclusive Managing Agent.
     (vi) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and except to the extent that the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited under applicable laws;
     (vii) There are no contracts or other documents (including, without limitation, any agreement with any affiliate of the Company or any option or other agreement relating to the purchase of real property) which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Act or the Regulations and which have not been so described or filed, except for a letter from the Company to J.P. Turner & Company, LLC, confirming that J.P. Turner & Company, LLC, will have no further involvement in the Offering from the date upon which Amendment No. 4 shall be declared effective by the Commission
(the “SEC Effective Date”).
     (viii) To the knowledge of the Company, Daszkal Bolton, LLP, auditor of the financial statements of the Company, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder.
     (ix) The Company is not in violation of its Articles of Incorporation, By-laws or other organizational documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.
     (x) There are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is the subject, which, individually or in the aggregate, would have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company and, to the knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.

     (xi) The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement, and after giving effect to application of the net proceeds of the Offering, will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.
     (xii) Except as disclosed in the Registration Statement and the Prospectus: (i) no person or entity has been engaged by the Company to act as a finder or investment adviser in connection with the transactions contemplated herein (ii) there are no contracts, agreements or understandings between the Company and any person or entity that would give rise to a valid claim against the Company or Exclusive Managing Agent for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or (iii) there are no arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Exclusive Managing Agent’s compensation as permitted by the Finance Industry Regulatory Authority (“FINRA”). Except as disclosed in the Registration Statement and the Prospectus with respect to Messrs. Cooper and Lipkin, none of the Company’s officers, directors or shareholders is a member of FINRA, an affiliate or an associated person of a member of FINRA.
     (xiii) Neither the Company nor any Subsidiary has any: (i) employment, severance or other similar arrangement or agreement, or (ii) plan, policy or other instrument of insurance (including any self-insured arrangements), in each such case, providing or providing for any of the following: workers’ compensation benefits, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, fee sharing, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or similar benefits. In the event that the Company or any Subsidiary shall enter into, adopt or purchase, as the case may be, any such agreement, plan or policy, the Registration Statement and the Prospectus shall be appropriately amended or supplemented to disclose all material facts pertaining thereto.
     (xiv) The Company has not promised or represented to any person or entity that any Shares will be directed or otherwise made available to them in connection with the Offering. The Company has not offered any shares of Common Stock to any person or entity with the intention of unlawfully influencing: (i) a business relationship with the Company or any Subsidiary or (ii) a journalist or publication to write or publish favorable information about the Company, any Subsidiary or their affiliates.
     (xv) The conditions for use of Form S-11 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied.
     (xvi) Any certificate signed by any officer of the Company and delivered to the Exclusive Managing Agent in connection with the Offering shall be deemed a representation and warranty by the Company to the Exclusive Managing Agent, as to matters covered thereby.
     (b) As a condition of the Exclusive Managing Agent acting as exclusive managing agent and principal distributor in connection with the Offering as contemplated herein, the Company shall, by delivery to the Exclusive Managing Agent of appropriate written documentation to such effect, as of the Initial Closing Date and as of each Subsequent Closing Date, (1) restate and reiterate, as of the Initial Closing Date and as of each Subsequent Closing Date, subject to such modifications as may be necessary to account for changes in facts or circumstances, all of its representations and warranties contained in Section 1(a) hereof, and (2) further represent and warrant to, and agree with, the Exclusive Managing Agent, in each case with effect from the SEC Effective Date, that:
     (i) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or is contemplated by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and, to the knowledge of the Company, no proceeding for that purpose has been instituted or is contemplated by the Commission or by the state securities authority of any jurisdiction.
     (ii) The Company and each of its Subsidiaries has been duly incorporated or organized, is validly existing, is in good standing, under the laws of its state of organization, with power and authority (corporate or other) to own its properties and conduct its business, and has been duly qualified as a foreign entity for the transaction of business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership of property or the conduct of business, except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on the respective company.
     (iii) No permits, licenses, approvals, consents and other authorizations (collectively, the “Licenses”) must be issued by any federal, state, or local regulatory agencies or bodies or private entities in order for the Company or any

Subsidiary to conduct, as of the date of this Agreement, the business of such entities in the manner described in the Registration Statement and Prospectus. In the event of a change of circumstances that shall require the Company or any Subsidiary to obtain any License in order for the Company or any Subsidiary to conduct, the business of such entities in the manner described in the Registration Statement and Prospectus, the Company and/or the relevant Subsidiary shall obtain all requisite Licenses.
     (iv) The Company has an authorized capitalization as set forth in the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the capital stock of the Company contained in the Prospectus. There are no preemptive or other rights to subscribe for or to purchase any shares of capital stock of the Company or of any of its Subsidiaries. Except as set forth in the Prospectus, there are no warrants or options to purchase any shares of capital stock of the Company or of any of its Subsidiaries. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement will give rise to any rights for or relating to the registration of any shares of the capital stock of the Company.
     (v) Except as listed as shown on Exhibit A, neither the Company nor any Subsidiary: (i) owns or possesses any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses (other than “shrink wrap,” non-fee generating and royalty free software licenses), formulae, customer lists, know-how or other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, the “Intellectual Property”) which is used in the conduct of their respective businesses; or (ii) has knowledge or, has received any notice, that the conduct of their respective businesses conflicts with any Intellectual Property rights of others.
     (vi) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement or the Prospectus, neither Company nor any of its affiliates has sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales under Regulation D or Regulation S under the Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

     (vii) The financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company. Except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (“GAAP”). No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. The other financial and statistical information included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements that are included in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.
     (viii) There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement and the Prospectus in accordance with Regulation S-X which have not been included as so required.
     (ix) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has experienced any material adverse change or any development involving a prospective material adverse change in the general affairs, prospects, management, financial position, properties or results of operations of the Company or any of its Subsidiaries, otherwise than as set forth in the Prospectus; and neither the Company nor any of its Subsidiaries has entered into any material transactions other than as described in the Prospectus; and the capitalization, indebtedness, properties, material liabilities and business of the Company and its Subsidiaries conform to the descriptions thereof contained in the Prospectus.
     (x) Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.
     (xi) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject, which, individually or in the aggregate, would have a material adverse effect on the financial position, shareholders’ equity or results of operations of the Company or any of its

Subsidiaries and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened or contemplated by others.
     (xii) Neither the Company nor any of its Subsidiaries has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, (iii) the Foreign Corrupt Practices Act, or (iv) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.
     (xiii) The Company is organized in conformity with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Code and the rules and regulations thereunder. The contemplated method of operation of the Company’s business as described in the Prospectus will allow the Company to satisfy the operational requirements for qualification as a real estate investment trust under such Sections and such rules and regulations
     (xiv) The Company has disclosed in the Prospectus all potential conflicts of interest involving the officers, directors, principal shareholders, and/or employees of the Company and any of its Subsidiaries required to be disclosed therein or the omission of which would render the Prospectus materially misleading. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.
     (xv) Neither the Company nor any of its directors, officers or controlling persons or affiliates, has taken or will take, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), or designed to cause or result in, or that has constituted or that reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
     (c) As used in this Agreement, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented (with reference to what is customary and prudent for the applicable individuals in connection with the discharge by the applicable individuals of their duties as officers, directors or managers of the Company or the applicable Subsidiaries or affiliates).
     2. Offering and Sale of Shares—Closing Dates.
     (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Exclusive Managing Agent is hereby appointed as the exclusive selling agent of the Company and principal distributor of the Offering during the term herein specified (the “Offering Period”) for the purpose of finding subscribers for the Shares for the account and risk of the Company through a public offering beginning on the SEC Effective Date. The Offering Period shall continue as long as Shares are being offered through the Registration Statement, but not to exceed 30 months after the SEC Effective Date. The Company agrees to file a supplement to the Registration Statement whenever required by law or appropriate to fully inform participants in the Offering of material changes in the Company’s business or finances. Subject to the performance by the Company of all of its obligations to be performed hereunder, and to the completeness and accuracy of all the representations and warranties contained herein, the Exclusive Managing Agent hereby accepts such agency and agrees on the terms and conditions herein set forth to use its reasonable best efforts during the Offering Period to find subscribers for the Shares at the current public offering price (each subscriber being required to invest at least $5,000, except for IRAs and Keogh and Pension Plans which shall be required to invest at least $2,000). The time for each issuance of and payment for Shares is herein referred to as a “Closing Date.” The initial Closing Date shall take place promptly after subscribers have been obtained for $2.5 million of Shares (the “Initial Closing Date”). The Offering shall terminate if the Initial Closing Date has not occurred on or before the first anniversary of the SEC Effective Date.
     (b) All subscription payments for the Shares shall be deposited into a qualified escrow account maintained by an escrow agent mutually acceptable to the Company and the Exclusive Managing Agent.
     (c) If less than all the Shares shall have been subscribed and paid for at the Initial Closing Date, then, at periodic intervals to be mutually agreed upon by the Exclusive

Managing Agent and the Company during the Offering Period, there shall be subsequent closings for the payment to the Company of the purchase price of additional Shares sold by the Exclusive Managing Agent (the “Subsequent Closing Date(s)”) as described in Section 2(d).
     (d) Subsequent closing(s) will take place at such time(s), date(s) and place(s) as determined by the Company, with the concurrence of the Exclusive Managing Agent. Shares will be issued to subscribers and compensation will be paid to the Exclusive Managing Agent at each Subsequent Closing Date.
     (e) Subscriptions for Shares may be solicited by certain dealers selected by the Exclusive Managing Agent or by an agent that the Exclusive Managing Agent appoints, in each case, with the Company’s approval of such selections, which shall not be unreasonably withheld or delayed (the “Selected Dealers”). The Company may recommend a dealer to the Exclusive Managing Agent to serve as a Selected Dealer. The Exclusive Managing Agent shall appoint such a recommended dealer as a Selected Dealer unless it has reasonable grounds for not making such an appointment. Each such Selected Dealer shall be a member in good standing of FINRA.
     (f) As compensation for the services of the Exclusive Managing Agent under this Agreement, the Exclusive Managing Agent will be paid in immediately available funds, on each Closing Date, a commission equal to 7.0% of the public offering price for each Share placed by or on behalf of the Exclusive Managing Agent and subscribed and paid for at each Closing Date (other than reinvestment Shares by affiliates of the Company not solicited by the Exclusive Managing Agent). In addition, in respect of the Exclusive Managing Agent’s services in managing and coordinating the Offering, organizing and working with Selected Dealers and providing wholesaling services and marketing support for the Offering, the Exclusive Managing Agent will be paid in immediately available funds, on each Closing Date, a non-accountable expense allowance equal to 3.0% of the public offering price for each Share placed by or on behalf of the Exclusive Managing Agent and subscribed and paid for on the applicable Closing Date (other than reinvestment Shares by affiliates of the Company not solicited by the Exclusive Managing Agent). The Exclusive Managing Agent may reallow some or all of the commission and fees payable to it by the Company to the Selected Dealers. The Exclusive Managing Agent and each Selected Dealer will be paid, in immediately available funds and simultaneously with issuance, a commission and a non-accountable expense allowance in the amounts set forth above (subject to the adjustment described in the immediately preceding sentence) each time the Company issues Shares under the reinvestment plan covered by the Registration Statement to purchasers obtained by each such Selected Dealer engaged by the Exclusive Managing Agent. The Exclusive Managing Agent (a) shall not be paid any expense reimbursement in excess of the foregoing three percent (3.0%) non-accountable expense allowance on any Closing Date

(any such excess expenses incurred by the Exclusive Managing Agent shall be deferred until a future Closing Date) and (b) shall reduce any item of compensation or adjust the terms thereof as specified herein in the event that the Exclusive Managing Agent’s aggregate compensation is in excess of FINRA rules or that the terms thereof require adjustment.
     (g) Neither the Company, nor the Exclusive Managing Agent or any Selected Dealer participating in the Offering shall, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such adviser to advise the purchase of Shares; provided, however, that normal sales commissions payable to a registered broker-dealer or other properly licensed person for selling Shares shall not be prohibited hereby.
     (h) The Exclusive Managing Agent will retain and will require each Selected Dealer to retain, for a period of six (6) years, copies of all documents reflecting their respective determinations regarding the suitability of each investor and potential investor in the Offering solicited by each of them.
     (i) As the principal distributor of the Offering, the Exclusive Managing Agent will provide wholesaling services and marketing support to the Company to attract the interest of Selected Dealers and purchasers of Shares in the Offering.
     3. Certain Covenants. The Company hereby covenants and agrees to and with the Exclusive Managing Agent that:
     (a) All corporate proceedings undertaken by the Company and other legal matters which relate to the Offering and other related transactions shall be reasonably satisfactory in all material respects to the Exclusive Managing Agent and its counsel.
     (b) The Company and its Subsidiaries shall maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (c) The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Exclusive Managing Agent immediately and confirm in writing: (i) when the Registration Statement and any amendments thereto shall have been filed or become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the Commission or any state securities authority for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iii) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or the Prospectus, or which requires the making of a change in the Registration Statement or the Prospectus, in order to make any material statement therein not misleading and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for such purpose (it being understood that the Company shall proceed immediately upon the occurrence of any of the foregoing to remedy the same in consultation with the Exclusive Managing Agent). The Company will use its best efforts to prevent the issuance by the Commission or any governmental agency pursuant to the securities laws of any jurisdiction of any stop order and, if such stop order shall at any time be issued, to obtain the lifting thereof at the earliest possible moment.
     (d) The Company will, promptly from time to time, take such actions at the Company’s expense as the Exclusive Managing Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions in the United States as the Exclusive Managing Agent may request and to comply with such laws so as to permit the continuance of sales of Shares therein in such jurisdictions for so long as may be necessary to complete the distribution of the Shares, including making all necessary filings and paying all required filing fees, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction. Without limiting the foregoing, the Company will, and will cause its officers, directors and promoters to, comply with the applicable Blue-Sky escrow requirements, including those pertaining to the escrow of all subscription payments for the Shares, provided such escrow shall be in no event extend beyond a period of 30 months.
     (e) The Company will deliver to the Exclusive Managing Agent, as soon as available, a copy of the Registration Statement as originally filed and each pre-effective and post-effective amendment thereto (including exhibits).
     (f) The Company will deliver promptly to the Exclusive Managing Agent, as soon as the Registration Statement becomes effective and thereafter from time to time during the period when the Prospectus is required to be delivered under the Act, such number of copies of the Prospectus (as amended or supplemented), as the Exclusive Managing Agent may reasonably request; and the Company consents to the use of the Prospectus and any amendments or supplements thereto by the Exclusive Managing Agent and by any Selected Dealers for the purposes contemplated by the Act and this Agreement.

     (g) During the period when the Prospectus is required to be delivered under the Act, the Company will comply, so far as it is able and at the Company’s expense, with all requirements imposed upon it by the Act, as now and as hereafter amended, so far as necessary to permit the continuation of sales of the Shares during such period in accordance with the provisions of this Agreement and of the Prospectus.
     (h) If any event relating to or affecting the Company shall occur as a result of which it is necessary, in the reasonable opinion of counsel to the Exclusive Managing Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a subscriber, subject to subsection (i), the Company will forthwith prepare and furnish to the Exclusive Managing Agent, without expense to the Exclusive Managing Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Prospectus (in form and substance reasonably satisfactory to counsel to the Exclusive Managing Agent) which will amend or supplement the Prospectus so that, as amended or supplemented, it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a subscriber, not misleading. For the purposes of this subsection, the Company will furnish such information with respect to the Company, any Subsidiaries and any Company properties as the Exclusive Managing Agent may from time to time reasonably request.
     (i) After the Initial Closing Date, the Company will furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including consolidated financial statements of the Company prepared in accordance with GAAP, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the Initial Closing Date), summary financial information of the Company for such quarter in reasonable detail.
     (j) During a period of ten (10) years from the Initial Closing Date, except for such reports, financial statements and other communications that the Company may have filed with the Commission via EDGAR, the Company will furnish to the Exclusive Managing Agent copies of all reports or other communications (financial or other) furnished to security holders, and deliver to the Exclusive Managing Agent: (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business, financial condition and results of operations of the Company as the Exclusive Managing Agent may from time to time reasonably request.

     (k) The Company, will not, at any time before or after the Registration Statement becomes effective, file any amendment to the Registration Statement or any amendment or supplement to the Prospectus to which the Exclusive Managing Agent shall reasonably object in writing or which shall be reasonably disapproved by counsel to the Exclusive Managing Agent promptly after notice thereof; the Company will deliver to the Exclusive Managing Agent, from time to time, all supplemental sales materials (whether designated solely for broker-dealer use or otherwise) proposed to be used or delivered by the Company in connection with the Offering of Shares, and it will not use or deliver any such material to any other party.
     (l) Subsequent to the date of this Agreement and through each Closing Date, except as described, contemplated or permitted in the Registration Statement, the Company will not take any action (or refrain from taking any action) that will result in the Company incurring any material liability or obligation, direct or contingent, or enter into any material transaction not in the ordinary course of business, and there will not be any material change in the capital stock, long-term debt, notes payable or short-term borrowings of the Company or any issuance of options, warrants or rights to purchase capital stock of the Company, or any declaration or payment or commitment to pay or anticipated payment of any dividend or other distribution on the capital stock of the Company, except as contemplated in the Prospectus, which has resulted in or reasonably could be expected to result in a material adverse change in the business, financial position or results of operations of the Company, taken as a whole.
     (m) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Exchange Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations.
     4. Expenses.
     (a) The Company covenants and agrees with the Exclusive Managing Agent that, except as otherwise agreed to by the Exclusive Managing Agent and the Company, the Company will pay the following:
(i)	the fees, disbursements and expenses of the Company’s counsel and independent accountants and all other expenses in connection with the registration of the Shares under the Act and the qualification of the Shares under Blue Sky laws

(ii)	all other expenses in connection with the preparation, “edgarization”, printing, filing and shipment and delivery of the Registration Statement, any

Preliminary Prospectus, the Prospectus and amendments and supplements thereto, the mailing and distribution of copies of the Prospectus, amendments, and supplements;

(iii)	all filing and registration fees, including the Commission, FINRA, and all state Blue Sky commissions;

(iv)	the cost of printing or producing this Agreement, any Blue Sky Surveys, all sales material and any other documents in connection with the offering, purchase, sale and delivery of the Shares;

(v)	the cost of preparing stock certificates, if any;

(vi)	the costs or expenses of any depositary, escrow agent, transfer agent or registrar;

(vii)	all travel, food, lodging, entertainment, meeting facility rental and other related costs and expenses (including, without limitation, the cost of producing and delivering all selling materials and, to the extent allowable under applicable securities laws and/or approved by applicable regulatory authorities, advertising expenses) incurred by the Company in connection with attending or hosting meetings relating to the Offering with prospective retail or wholesale investors, selected dealers and other participating broker-dealers;

(viii)	the cost of one “tombstone” advertisement relating to the Offering to be placed in a daily or weekly periodical of the Exclusive Managing Agent’s choice and not more than 125 lucite mementos;

(ix)	all other costs and expenses relating to the Registration Statement, Prospectus, and underwriting documents including the Exclusive Managing Agent’s itemized due diligence expenses; all fees and expenses of Exclusive Managing Agent’s counsel with respect to the filing and qualification under the state blue sky laws and the preparation of a preliminary and final blue sky memorandum; and

(x)	all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section.
     (b) Within three days after the SEC Effective Date, the Company shall pay to the Exclusive Managing Agent an initial advance of twenty thousand dollars ($20,000).

Monthly thereafter the Company shall make additional advances to the Exclusive Managing Agent based upon monthly invoices showing actual expenses incurred sufficient to maintain the advance amount at twenty thousand dollars ($20,000). At the Initial Closing, the total of the initial advance and the additional advances shall be deemed an advance towards the 3.0% non-accountable expense allowance described in Section 2(f) above and shall be credited at the Initial Closing Date against the amount due thereunder. Immediately following the Initial Closing and each subsequent closing, the Company shall pay to the Exclusive Managing Agent an advance of twenty thousand dollars ($20,000). Monthly thereafter the Company shall continue to make additional advances to the Exclusive Managing Agent based upon monthly invoices showing actual expenses incurred, sufficient to maintain the advance amount at twenty thousand dollars ($20,000). At each subsequent Closing, the total of such twenty thousand dollar ($20,000) advance and the additional advances made since the previous Closing shall be deemed an advance towards the 1.5% non-accountable expense allowance described in Section 2(f) above and shall be credited at such Closing Date against the amount due thereunder. At the final Closing, all advances made since the previous Closing shall be deemed an advance towards the 1.5% non-accountable expense allowance described in Section 2(f) above and shall be credited at such Closing Date against the amount due thereunder, such that immediately following the final Closing, all such advances shall have been credited towards the 1.5% non-accountable expense allowance.
     (c) If the sale of the Shares provided for herein is not consummated, other than by reason of a default by the Exclusive Managing Agent, the Exclusive Managing Agent will retain that portion of the advance received from the Company as is equal to the Exclusive Managing Agent’s actual accountable out-of-pocket expenses, apply the remainder, if any, to the amount owed to the Exclusive Managing Agent’s legal counsel for its reasonable fees and costs, and reimburse the Company for the remainder, if any. In such event, the Company also will reimburse the Exclusive Managing Agent on demand for all out-of-pocket expenses, including reasonable fees and disbursements of its legal counsel, that the Exclusive Managing Agent has incurred in connection with the Offering in excess of any amounts paid by the Company pursuant to
Section 4(b) hereof.
     5. Termination.
     (a) This Agreement shall terminate upon the termination of the Offering. The Company shall provide the Exclusive Managing Agent written notice of its intent to terminate the Offering at least two business days prior to such termination.
     (b) This Agreement may be terminated by the Company or the Exclusive Managing Agent for any reason or no reason upon sixty (60) days written notice; provided that, notwithstanding the above to the contrary, the Company may only terminate this Agreement under this Paragraph 5(b) based on dissatisfaction by the Company with the performance of the Exclusive Managing Agent hereunder. In order for the Company to effect a termination under this Paragraph 5(b), the Company must comply with the following: (1) provide in the initial written termination notice to the Exclusive Managing Agent a detailed explanation of the reason or reasons for its dissatisfaction with the performance of the Exclusive Managing Agent hereunder, and (2) if the Exclusive Managing Agent requests by written notice to the Company within 10 days of receipt of the initial termination notice that the matter be addressed through mediation, then (i) the Company and the Exclusive Managing Agent shall present the matters addressed in such termination notice to an independent qualified mediator in Salt Lake County, Utah selected mutually by the Company and the Exclusive Managing Agent, and (ii) the Company and the Exclusive Managing Agent shall accept in good faith the recommendations of such mediator (which may or may not include the termination of this Agreement as requested by the Company).
     (c) If at any time following the Engagement Date the ownership of more than fifty percent (50%) of the total voting securities of the Exclusive Managing Agent changes from the persons holding such shares at the Engagement Date to persons other than such original persons and/or Gary R. Beynon, then the Exclusive Managing Agent shall provide written notice of such change of ownership to the Company within fifteen days thereof. The Company shall have the right to terminate this Agreement by providing written notice of termination within thirty days of the receipt of the notice of such reduction. Such termination shall be effective sixty days after receipt of the termination notice by the Exclusive Managing Agent.
     (d) This Agreement may be terminated by the Company if (i) the Exclusive Managing Agent ceases to be a member in good standing of FINRA, (ii) the Exclusive Managing Agent becomes subject to an order or other action of or by the Commission or other securities authority substantially restricting or impairing the Exclusive Managing Agent’s ability to offer and sell the Shares under this Agreement in a manner materially adverse to the Offering as a whole, or (iii) there is a default by the Exclusive Managing Agent under this Agreement which is not cured within thirty days after the Company notifies the Exclusive Managing Agent in writing of the default and such default is materially adverse to the Offering as a whole.
     (e) This Agreement may be terminated by the Exclusive Managing Agent if (i) the Company or the Exclusive Managing Agent becomes subject to an order or other action of or by the Commission or other securities authority substantially restricting or impairing the ability of the Company or the Exclusive Managing Agent to offer and sell the Shares under this Agreement in a manner materially adverse to the Offering as a whole, (ii) any representation or warranty made by the Company to the Exclusive Managing Agent in or pursuant to this Agreement proves to have been inaccurate when made in any material respect, or (iii) there is a default by the Company under this

Agreement which is not cured within thirty days after the Exclusive Managing Agent notifies the Company in writing of the default (provided that the cure period for payment defaults shall be limited to ten days).
     (f) Notwithstanding any other provision of this Agreement, in the event this Agreement is terminated as provided in this Section 5:
          (i) the Exclusive Managing Agent will return to the Company any unearned portion of all fees received from the Company;
          (ii) the Exclusive Managing Agent shall retain any amounts paid or reimbursed for actual out-of-pocket expenses incurred by the Exclusive Managing Agent to the extent provided in Section 4(b);
          (iii) any payment obligations of the Company, to the extent accrued prior to such termination, shall survive such termination subject to FINRA rules and regulations; and
          (iv) the indemnification and contribution obligations of the Company and the Exclusive Managing Agent shall survive such termination.
     6. Covenants of the Exclusive Managing Agent. The Exclusive Managing Agent agrees that the distribution of the Offering will comply with the terms of the Prospectus, the Act, the Exchange Act and the securities laws (including applicable suitability standards, if any) of all jurisdictions in which the Exclusive Managing Agent offers the Shares or whose laws are applicable to the Offering and the Exclusive Managing Agent’s actions in connection therewith, and all rules promulgated under such acts and laws, and all applicable rules of FINRA. The Exclusive Managing Agent agrees to make all required filings with FINRA. The Exclusive Managing Agent agrees to provide, from time to time as requested by the Company, written certificates of compliance by the Exclusive Managing Agent with the terms of this Agreement.
     7. Conditions to Closing. The obligations of the Exclusive Managing Agent hereunder shall be subject, in the discretion of the Exclusive Managing Agent, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the SEC Effective Date and each Closing Date, true and correct in all material respects, and the condition that the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Registration Statement shall have become and shall remain effective under the Act.

     (b) If required, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Regulations.
     (c) All appropriate post-effective amendments to the Prospectus shall have been filed with the Commission and the Commission, on or before the relevant Subsequent Closing Date, either shall have raised no objections or comments thereto, or it shall have declared each of such post-effective amendments to be effective.
     (d) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Exclusive Managing Agent.
     (e) (i) The Company (including its Subsidiaries) shall not have sustained since the date of the latest audited financial statement included in the Prospectus, any loss or interference with its business, fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company as a whole or any change, or any development involving a prospective change, in or affecting the general affairs, prospects, management, financial position, shareholders’ equity or results of operations of the Company (including its Subsidiaries) otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the reasonable judgment of the Exclusive Managing Agent so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being issued at such Closing Date on the terms and in the manner contemplated by the Prospectus.
     (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange; (ii) a general moratorium on commercial banking activities in any state declared by either Federal or state authorities; (iii) any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis if the effect of any such event specified in this clause in the reasonable judgment of the Exclusive Managing Agent makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being issued at such Closing Date on the terms and in the manner contemplated in the Prospectus; or (iv) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the

United States having a material adverse impact on trading prices of securities in general, as, in the reasonable judgment of the Exclusive Managing Agent makes it inadvisable to proceed with the sale of the Shares through the Exclusive Managing Agent.
     (g) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the applicable Closing Date, prevent the issuance or sale of the Shares, and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the applicable Closing Date, prevent the issuance or sale of the Shares.
     (h) The Exclusive Managing Agent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date to the effect that (as of the applicable Closing Date): (i) the conditions set forth in this Section 7 have been satisfied, (ii) the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefore have been initiated or threatened by the Commission, (vi) there are no pro forma or as adjusted financial statements that are required to be included or incorporated by reference in the Registration Statement and the Prospectus pursuant to the Regulations which are not so included or incorporated by reference and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (x) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (y) the long term debt (if any) and capital stock of the Company or any of its Subsidiaries; or (z) the Offering or consummation of any of the other transactions contemplated by this Agreement, the Registration Statement and the Prospectus.
     (i) The Exclusive Managing Agent shall have received the favorable written opinion of Arent Fox LLP, legal counsel for the Company, dated as of the applicable Closing Date addressed to the Exclusive Managing Agent in the form attached hereto as Exhibit A.

     (j) As of the applicable Closing Date, the Exclusive Managing Agent shall have received a “cold comfort” letter from Daszkal Bolton, LLP independent public accountants for the Company, dated, respectively, as of the date of delivery and addressed to the Exclusive Managing Agent and in form and substance satisfactory to the Exclusive Managing Agent and its counsel, confirming that they are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the Regulations, and stating, as of the date of delivery (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five (5) days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter and, with respect to letters issued as of subsequent Closing Dates, confirming the conclusions and findings set forth in such prior letter.
     (k) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements between the Company and the Exclusive Managing Agent.
     (l) The Company shall have furnished the Exclusive Managing Agent and its counsel with such other certificates, opinions or other documents as it may have reasonably requested.
     (m) If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Exclusive Managing Agent or to its counsel pursuant to this Section 7 shall not be reasonably satisfactory in form and substance to the Exclusive Managing Agent and its counsel, all obligations of the Exclusive Managing Agent hereunder may be cancelled by the Exclusive Managing Agent at, or at any time prior to, the consummation of the applicable Closing, and the obligations of the Exclusive Managing Agent to act hereunder may be cancelled by the Exclusive Managing Agent. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any telephonic notice shall be confirmed promptly thereafter in writing.
     8. Indemnification and Contribution.
     (a) The Company will indemnify and hold harmless the Exclusive Managing Agent, each Selected Dealer and each person or entity who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Exclusive Managing Agent, each such Selected Dealer and each such controlling person or entity (collectively, including the Exclusive Managing Agent, an “Agent Party”) may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities

(or actions in respect thereof) arise out of or are based upon (1) the conduct of the Offering prior to the Engagement Date, or (2) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto (including any sales literature furnished to the Exclusive Managing Agent by the Company), or (3) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (4) any misrepresentation or breach of warranty or any alleged misrepresentation or breach of warranty set forth in this Agreement or any certificate delivered by the Company pursuant hereto, or (5) any failure of the Company to comply with this Agreement; and will reimburse the Agent Parties for any legal or other expenses reasonably incurred by the Agent Parties in connection with investigating or defending any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by the Exclusive Managing Agent, relating to the Exclusive Managing Agent, expressly for use therein; and provided further that as to any Preliminary Prospectus, this Agreement to indemnify and hold harmless shall not inure to the benefit of the Exclusive Managing Agent or any Selected Dealer if such person failed to give or send a copy of the Prospectus, as the same may be amended or supplemented, to an investor within the time required by the Act and Regulations, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in the Prospectus or any supplement or amendment thereto.
     (b) The Exclusive Managing Agent will indemnify and hold harmless the Company (which term shall be deemed to include its Subsidiaries) and each person or entity who controls any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of a failure by the Exclusive Managing Agent to comply with any covenants contained in this Agreement, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with information furnished to the Company by the Exclusive Managing Agent relating to the Exclusive Managing

Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof, other than reasonable costs of investigation, unless the indemnified party shall have reasonably determined that a potential conflict of interest exists because of differing defenses available to the indemnifying party and the indemnified party, in which case the indemnified party shall be entitled to separate counsel. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Exclusive Managing Agent or any Selected Dealer on the other from the Offering; provided, however, that in no case shall the Exclusive Managing Agent or any Selected Dealer be responsible for any amount in excess of the compensation received by such person for selling Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Company, on the one hand and the Exclusive Managing Agent or any Selected Dealer, on the other in connection with the statements or omissions which resulted in such losses, claims, and damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand and the Exclusive Managing Agent or any Selected Dealer, on the other shall be deemed to be in the same proportion as the total proceeds from the Offering received by the Company bear to the total compensation received by the Exclusive Managing Agent or any Selected Dealer. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand or the Exclusive Managing Agent or any Selected Dealer or a on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Exclusive Managing Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer or director of, and each person, if any, who controls, the Exclusive Managing Agent and any Selected Dealer within the meaning of the Act; and the obligations of the Exclusive Managing Agent under this Section 8 shall be in addition to any liability which the Exclusive Managing Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in the Registration Statement as proposed to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

     9. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Exclusive Managing Agent, as set forth in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by the Exclusive Managing Agent or on behalf of the Exclusive Managing Agent or any officer, director or controlling person of the Exclusive Managing Agent or the Company, and shall survive each Closing Date.
     10. Effective Date of This Agreement. This Agreement shall become effective as of the date first set forth above.
     11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Exclusive Managing Agent shall be sufficient in all respects if delivered by hand or sent by registered or certified mail, or by reputable overnight courier service, to the Exclusive Managing Agent at the address set forth above, Attention: Kevin C. Bradburn; and if to the Company, to the address of the Company as set forth above, Attention: Brad Honigfeld. Any such notice shall be sufficient in all respects if delivered by hand or sent by registered or certified mail, or by reputable overnight courier service.
     12. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of the Exclusive Managing Agent and the Company (including its Subsidiaries) and to the extent provided in Section 8 hereof, the officers and directors of the Company (including its Subsidiaries) and each person who controls the Company (including its Subsidiaries) or the Exclusive Managing Agent, and their respective heirs, executors, administrators, and successors under or by virtue of this Agreement. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
     13. Amendments. This Agreement may not be amended, modified, altered or changed in any way without the prior written consent and approval of the Company and the Exclusive Managing Agent.
     14. Entire Agreement. This Agreement, together with the attachments hereto, and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein.
     15. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforced to the fullest extent permitted by law.

     16. Governing Law; Jurisdiction. This Agreement shall be deemed to have been executed and delivered in New York and both this Agreement and the transactions contemplated hereby shall be governed as to validity, interpretation, construction, effect, and in all other respects by the laws of the State of New York, without regard to the conflicts of laws principals thereof (other than Section 5-1401 of The New York General Obligations Law). The Exclusive Managing Agent and the Company: (a) agree that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, (b) waive any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consent to the jurisdiction of Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Exclusive Managing Agent and the Company further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York and agree that service of process upon the Company mailed by certified mail to the Company’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, mailed by certified mail to each such Exclusive Managing Agent’s address or delivered by Federal Express via overnight delivery shall be deemed in every respect effective service process upon the served Exclusive Managing Agent, in any such suit, action or proceeding. THE COMPANY (ON BEHALF OF ITSELF, THE SUBSIDIARIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.
     17. Enforcement Costs. If any arbitration, legal action or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding (and any additional proceeding for the enforcement of a judgment) in addition to any other relief to which it or they may be entitled.

     18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
     19. Counterparts. This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.
     If the foregoing is in accordance with the understanding and agreement of the Exclusive Managing Agent, please sign and return to us the counterpart hereof, and upon the acceptance hereof by the Exclusive Managing Agent, this Agreement and such acceptance hereof shall constitute a binding agreement between the Exclusive Managing Agent and the Company.

Very truly yours, ORANGE REIT, INC.
By:
Brad Honigfeld
Chairman

Accepted as of ________, 2008

ORCHARD SECURITIES, LLC
As Exclusive Managing Agent

By:

Name:

Title:

Exhibit A to Agency Agreement
Form of Legal Opinion of Arent Fox LLP
1.	Each of the Company and its Subsidiaries, has been organized and validly exists as a corporation in good standing in accordance with and under the laws of its jurisdiction of incorporation, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus. Each of the Company and its Subsidiaries is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on: (i) the business, condition (financial or otherwise), results of operations, shareholders’ equity, properties or prospects of the Company and the Subsidiary, taken as a whole; (ii) the long-term debt or capital stock of the Company or the Subsidiary; or (iii) the Offering or consummation of any of the other transactions contemplated by the Agency Agreement, the Registration Statement or the Prospectus (any such effect being a “Material Adverse Effect”).

2.	The Company has the full corporate right, power and authority to execute and deliver the Agency Agreement and the Shares and to perform its obligations under the Agency Agreement, and all corporate action required to be taken by the Company for the due and proper authorization, execution and delivery of the Agency Agreement and the Shares and consummation of the transactions contemplated by the Agency Agreement, the Registration Statement and the Prospectus have been duly and validly taken.

3.	The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not, to our knowledge, issued in violation of, or subject to, any preemptive or similar rights that entitle or will entitle any Person to acquire any Shares from the Company upon issuance or sale thereof.

4.	The Shares to be issued by the Company and delivered on the Closing Date and each Subsequent Closing Date have been duly and validly authorized and, when delivered as contemplated by Section 2 of the Agency Agreement, will be duly and validly issued, fully paid and non-assessable and, to our knowledge, will not have been issued in violation of, or subject to, any preemptive or similar rights that entitle or will entitle any Person to acquire any Shares from the Company upon issuance or sale thereof. The Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

5.	All of the issued shares of capital stock of its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and owned directly or indirectly by the Company, free and clear of all perfected liens.

6.	To our knowledge, neither the Company nor any of its Affiliates has, prior to the date hereof, made any offer or sale of any securities of the Company which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Shares pursuant to the Registration Statement.

7.	The Agency Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) we are not providing any opinion with respect to the enforceability of any indemnification or contribution provisions set forth in the Agency Agreement to the extent that such provisions are contrary to public policy as expressed by federal or state securities laws.

8.	To our knowledge, and other than as set forth in the Prospectus, there are no judicial, regulatory or other legal or governmental proceedings pending to which the Company or its Subsidiaries is a party or of which any property of the Company or its Subsidiaries is the subject which, if determined adversely to the Company or its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, and, to our knowledge, no such proceedings are threatened or contemplated.

9.	The businesses of the Company and its Subsidiaries as described in the Prospectus and the Registration Statement (including the exhibits thereto) do not, as of the date hereof, expressly violate the respective charter documents and bylaws of such entities.

10.	To our knowledge, all agreements and other instruments required to be filed as exhibits to the Registration Statement have been filed.

11.	The execution, delivery, and performance of the Agency Agreement and consummation of the transactions contemplated by the Agency Agreement, the Registration Statement and the Prospectus do not and will not: (a) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any loan agreement, mortgage, lease or other agreement that is filed as an exhibit to the Registration Statement (except any financial covenants contained therein, as to which we express no opinion), (b) violate any provision of the articles of incorporation or by-laws of the Company or of its Subsidiaries, or (c) to our knowledge, violate any judgment, decree, order, statute, rule or regulation of any court or any judicial, regulatory or other legal or governmental agency or body, except, in the case of clauses (a) and (c) above, for such conflict, breach violation that would not, individually or in the aggregate, have a Material Adverse Effect.

12.	No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body is required for the execution, delivery and performance of the Agency Agreement or consummation of the transactions contemplated by the Agency Agreement, the Registration Statement and the Prospectus, except for: (1) such as may be required under state securities or blue sky laws in connection with the Offering, (2) such as have been made or obtained under the Act and (3) such as are required by FINRA, as to which we express no opinion.

13.	The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial and statistical data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act, the Exchange Act and the Regulations.

14.	Commencing with the Company’s taxable year in which the first closing of the Offering made pursuant to the Registration Statement occurs, the Company will qualify to be taxed as a “real estate investment trust” pursuant to sections 856 through 860 of the Code, and the Company’s organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code.

15.	The descriptions of the law and the legal conclusions contained in the Prospectus included in the Registration Statement under the caption “Federal Income Tax Considerations” are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Shares.
       We furthermore hereby confirm (although we express no legal opinion) that as counsel, we have participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Exclusive Managing Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Prospectus and any amendment or supplement thereto (except as expressly provided above), no facts have come to our attention which would lead us to believe that the Registration Statement, at the time it became effective (including any post-effective amendment thereto and the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable, but excluding financial statements, other financial information and other financial and statistical data included therein) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, any post-effective amendment thereof or supplement thereto (except for financial statements, other financial information and other financial and statistical data included therein), as of its date and as of any Subsequent Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     Whenever our opinion herein is indicated to be based on our knowledge, we intend to signify that the attorneys in this firm who have actively participated in the preparation of the Registration Statement or this opinion letter do not have current actual knowledge at the time of delivery of this opinion letter. Those lawyers are Jeffrey E. Jordan, Joseph Rieser and Kurt Murao.